Exhibit 99.1
For Immediate Release:	Timothy H. Schott Chief Financial Officer (914) 921 8351 Associated-Capital-Group.com
ASSOCIATED CAPITAL GROUP, INC.
Reports Fourth Quarter and Full Year Results

-	2020 Year-end Book Value per share was $40.36 vs. $39.89 at year-end 2019

-	Year-end AUM at $1.35 billion

Greenwich, CT, February 10, 2021 – Associated Capital Group, Inc. (“AC” or the “Company”), a diversified financial services company, today reported its financial results for the fourth quarter and full year ended December 31, 2020.

Financial Highlights
($000s except per share data or as noted)

(Unaudited)	Fourth Quarter		Full Year
	2020	2019	2020	2019

AUM - end of period (in millions)	$1,351	$1,716	$1,351	$1,716
Average AUM (in millions)	1,286	1,688	1,399	1,621
Revenues	12,009	13,994	18,983	22,205
Operating loss	(4,616)	(2,112)	(12,469)	(13,260)
Investment and other non-operating income, net	75,599	18,732	42,352	70,483
Income before income taxes	70,983	16,620	29,883	57,223
Net income/(loss) to shareholders
Continuing operations	51,119	10,771	19,448	41,078
Discontinued operations	0	251	(632)	(1,890)
Net income	51,119	11,022	18,816	39,188
Net income per share – diluted	$2.29	$0.49	$0.84	$1.74
Shares outstanding at Dec 31 (thousands)	22,274	22,475	22,274	22,475
Book Value Per Share	$40.36	$39.89	$40.36	$39.89

Giving Back to Society – (Y)our “S” in ESG

In August 2020, the Board of Directors of Associated Capital approved a shareholder designated charitable contribution (“SDCC”) for registered shareholders of approximately $4.5 million - $0.20 per share, in line with last year’s $0.20 per share contribution.

Since our spin off from GAMCO (NYSE: GBL) in 2015, our program of corporate giving through our shareholder-designated charitable contribution (SDCC) program, including the recently announced $4.5 million contribution, has resulted in nearly $25.0 million in donations to over 160 501(c)3 institutions across the United States.

To be eligible for the 2020 program, shareholders must register their shares by February 28, 2021 in order to participate.

Fourth Quarter Results

-	Net income for the quarter was $51.1 million versus $11.0 million in the prior year’s quarter. For the year, net income was $18.8 million versus $39.2 million in 2019.

-
Earnings in the quarter were $2.29 per share, an increase of $1.80 per share from $0.49 per share in the prior year’s quarter.  For the year, earnings were $0.84 per share in 2020 versus $1.74 per share in 2019.

-	Our investment portfolio generated gains of $71.6 million in the quarter, (largely reflecting the mark-to-market of our holdings), versus $18.4 million in gains in the year ago period.

-	Book value ended the year at $40.36 per share versus $39.89 per share at December 31, 2019.

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Assets under management ended the year at $1.35 billion compared to $1.72 billion at December 31, 2019 traceable in part to the redemption by a corporate client that merged with a company with a different asset mandate.

Fourth Quarter Overview

Fourth quarter revenues were $12.0 million, or $2.0 million (14%) lower than the $14.0 million in revenues for the fourth quarter of 2019.  This was principally due to fewer assets under management.  Operating expenses were $13.5 million in the fourth quarter, largely in line with the $14.4 million in the year ago quarter.  The management fee for year-end December 2020 was $3.1 million versus $5.7 million in 2019.

Net investment and other non-operating income increased to $75.6 million for the quarter, $56.9 million higher than the $18.7 million reported in the year ago quarter including mark-to-market gains on shares of GAMCO held by the Company during the year.  For the quarter, the GBL stock price increased 53.3% to $17.74 per share, resulting in an $18.8 million mark-to-market gain for the Company versus a mark-to-market gain of $7.6 million in 2019.

Our provision for income taxes was $18.2 million for the fourth quarter versus $4.6 million in the comparable quarter of 2019.

Assets Under Management (AUM)

Assets under management at December 31, 2020 were $1.3 billion, down $365 million from year-end 2019.  Net redemptions of $450 million, (largely the redemption by one institutional client following its merger) were offset by $85 million in market appreciation.

	December 31,	December 31,
	2020	2019
(in millions)
Event Merger Arbitrage	$1,126	$1,525
Event-Driven Value	180	132
Other	45	59
Total AUM	$1,351	$1,716

Alternative Investment Management

Associated Capital has two businesses, Event-Driven Asset Management and Direct Investing.

•          Event-Driven Asset Management

The alternative investment strategies focus on fundamental, active, event-driven special situations and merger arbitrage which has an absolute return focus to generate returns in excess of short term Treasury Bills +400bps.  For the fourth quarter and year to date 2020, merger arbitrage generated gross returns of 7.1% and 9.5%, respectively (5.5% and 6.7% net of fees) adding to the historical record of positive net returns in 34 of the last 36 years.  For our flagship merger strategy, 2020 was our best year for performance in over a decade. Over the long term, since the inception in 1985, our merger arbitrage strategy has compounded at a rate of 7.4%.  A summary of our performance by strategy is as follows:

Performance*	1 Year	3 Year	5 Year	10 Year	15 Year	Inception**
Merger Arb	6.70	5.09	4.92	3.94	4.45	7.35

Event Driven	-1.33	-0.73	2.33	2.71	3.16	7.14

Credit	6.22	4.72	5.41	5.36	--	5.99

Medical	10.19	5.93	2.38	3.06	3.95	3.95

*All performance is net of fees and expenses. Performance shown for flagship funds in these strategies. Other fund performance in these strategies may vary. Performance is no guarantee of future results.

**Inception Date: Merger Arb - Feb-85, Event Driven - Jan-87, Credit - Jan-07, Medical - Jan-06

Merger activity set a record in the second half of 2020 totaling $2.3 trillion globally, which represented an increase of 90% from the first half of the year.  Despite the COVID-19 pandemic induced downturn in deal making in Q2, worldwide deal making in 2020 totaled $3.6 trillion, a decline of only 5% from 2019 levels.  M&A activity remains vibrant in the early days of 2021 as the drivers for a strong M&A environment persist.

The strategy is offered domestically through partnerships as well as to institutional investors.  Internationally, the strategy is offered through a number of vehicles, including EU regulated UCITS structures and the London Stock Exchange listed investment company, Gabelli Merger Plus + Trust Plc (GMP-LN).

	Merger Arbitrage Flagship Fund
	Percent Return (%)
Year	Gross Return	Net Return	90 Day T-Bills	T-Bills + 400bps	Gross Excess Return
2020	9.45	6.70	0.58	4.58	4.87
2019	8.55	5.98	2.25	6.25	2.30
2018	4.35	2.65	1.86	5.86	-1.52
2017	4.69	2.92	0.84	4.84	-0.15
2016	9.13	6.44	0.27	4.27	4.86
2015	5.33	3.43	0.03	4.03	1.30
2014	3.89	2.29	0.03	4.03	-0.15
2013	5.33	3.43	0.05	4.05	1.28
2012	4.32	2.63	0.07	4.07	0.25
2011	4.89	3.07	0.08	4.08	0.82
2010	9.07	6.35	0.13	4.13	4.94
2009	12.40	9.15	0.16	4.16	8.24
2008	0.06	-0.94	1.80	5.80	-5.74
2007	6.39	4.26	4.74	8.74	-2.35
2006	12.39	8.96	4.76	8.76	3.63
2005	9.40	6.63	3.00	7.00	2.40
2004	5.49	3.69	1.24	5.24	0.25
2003	8.90	6.26	1.07	5.07	3.83
2002	4.56	2.45	1.70	5.70	-1.14
2001	7.11	4.56	4.09	8.09	-0.98
2000	18.10	13.57	5.96	9.96	8.14
1999	16.61	12.31	4.74	8.74	7.87
1998	10.10	7.21	5.06	9.06	1.04
1997	12.69	9.21	5.25	9.25	3.44
1996	12.14	8.84	5.25	9.25	2.89
1995	14.06	10.27	5.75	9.75	4.31
1994	7.90	5.53	4.24	8.24	-0.34
1993	12.29	8.91	3.09	7.09	5.20
1992	7.05	4.78	3.62	7.62	-0.57
1991	12.00	8.76	5.75	9.75	2.25
1990	9.43	6.67	7.92	11.92	-2.49
1989	23.00	17.55	8.63	12.63	10.37
1988	45.84	35.66	6.76	10.76	35.08
1987	-13.67	-14.54	5.90	9.90	-23.57
1986	33.40	26.14	6.24	10.24	23.16
1985	30.47	22.64	7.82	11.82	18.65

				Average	3.40

The performance above refers to our merger arbitrage flagship fund. Both net and gross returns are shown. Net returns are net of management and incentive fees. Gross returns are gross of management and incentive fees. Individual investment returns may differ due to timing of investment and other factors. Past performance is not indicative of future results.

Direct Investing

We launched our direct private equity and merchant banking activities in August 2017. They are developing along three core pillars; the first is Gabelli Private Equity Partners, LLC (“GPEP”), with $150 million of authorized capital as a “fund-less” sponsor.  Secondly, we added Gabelli Special Purpose Acquisition Vehicles (“SPAC”) in 2018 with the launch of the Gabelli Value for Italy S.p.a., a general sector SPAC (VALU) that was listed on the London Stock Exchange’s Borsa Italiana AIM segment.  As the SPAC approached its second anniversary in April, the Coronavirus in Italy necessarily forced activity to grind to a halt.  However, the VALU effort did successfully canvass private company opportunities in Italy, and laid groundwork to generate deal flow from throughout Europe.  Finally, Gabelli Principal Strategies Group, LLC. (“GPS”) is in place to pursue strategic operating initiatives broadly.  Our Direct Investing efforts are organized to invest in various ways, including growth capital, leveraged buyouts and restructurings, with an emphasis on small and mid-sized companies.  Our investment sourcing is across a variety channels including direct owners, private equity funds, classic agents, and corporate carve outs, (which are positioned for accelerated growth, as businesses seek to enhance shareholder value through financial engineering.)   The Company’s direct investing vehicles allow us to acquire companies and create long-term value with no pre-determined exit timetable.  The SPAC vehicles leverage our capital markets expertise and act to expand deal flow in target industries.  The Company is introducing additional SPACs in the near term to extend our direct investing efforts.

Acquisitions

Associated Capital Group’s plan is to use its capital to focus on private equity and to a larger degree, late stage venture capital.  AC plans remain to focus on pursuing acquisitions with a broad range of targets including private companies, subsidiaries of public companies, using an array of structures to accomplish our objectives, including SPAC’s.

In September 2020, at the end of the third quarter, AC completed the $175 million initial public offering of its special purpose acquisition corporation, PMV Consumer Acquisition Corp. (NYSE:PMVC).

PMV Consumer Acquisition Corp. (“PMV”) was created to pursue an initial business combination following the consumer globally with companies having an enterprise valuation in the range of $200 million to $3.5 billion.

Pursuant to Accounting Standards Codification (“ASC”) 810 Consolidation, AC has a controlling financial interest in PMV.  Accordingly, PMV has been included in the consolidated statement of financial condition of AC.  At December 31, 2020, AC’s total assets of $1.2 billion include $177 million of assets relating to the consolidation of PMV.  In addition to PMV, there are several other investment funds that are consolidated within the financial statements due to AC having a controlling financial interest.

Shareholder Dividends and Buybacks

During the fourth quarter, AC repurchased approximately 59,000 Class A shares at an average investment of $34.82 per share for a total outlay of $2.0 million.

Since our spin-off from GBL on November 30, 2015, AC has returned $146.1 million to shareholders through share repurchases and exchange offers, reducing its outstanding shares by 3.3 million shares, in addition to paying dividends of $23 million, including the tax-free distribution of Morgan Group Holdings (MGHL) on August 5th 2020.

At December 31, 2020, there were 3.3 million Class A shares and 19.0 million Class B shares outstanding.

About Associated Capital Group, Inc.

Associated Capital Group, Inc. (NYSE:AC), based in Greenwich Connecticut, is a diversified global financial services company that provides alternative investment management through Gabelli & Company Investment Advisers, Inc. (“GCIA” f/k/a Gabelli Securities, Inc.). The proprietary capital is earmarked for our direct investment business that invests in new and existing businesses.  The direct investment business is developing along three core pillars; Gabelli Private Equity Partners, LLC (“GPEP”), formed in August 2017 with $150 million of authorized capital as a “fund-less” sponsor; the SPAC business (Gabelli special purpose acquisition vehicles), launched in April 2018; and, Gabelli Principal Strategies Group, LLC (“GPS”) created to pursue strategic operating initiatives.

NOTES ON NON-GAAP FINANCIAL MEASURES

Operating Loss Before Management Fee

Operating loss before management fee expense represents a non-GAAP financial measure used by management to evaluate its business operations. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The management fee is calculated based on the year to date income before management fee and income taxes.

The reconciliation of operating loss to operating loss before management fee expense (non-GAAP) is provided below.

	Year-to-date
(In thousands)	2020	2019
Operating loss before management fees	$(9,368)	$(7,547)
Less: management fee expense	3,101	5,713
Operating loss	$(12,469)	$(13,260)

Table I

ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands)

	December 31,	December 31,
	2020	2019

ASSETS

Cash, cash equivalents and US Treasury Bills (a)	$383,962	$371,038
Investments in equity securities (a)	495,578	518,792
Investment in GAMCO stock (2,756,876 and 2,935,401 shares, respectively)	48,907	57,211
Receivable from brokers (a)	24,677	23,141
Deferred tax assets	2,207	1,820
Other receivables	15,273	17,439
Other assets (a)	28,901	13,328
Investments in government securities held in Trust Account (a)	175,040	-
Assets of discontinued operations	-	8,137

Total assets	$1,174,545	$1,010,906

LIABILITIES AND EQUITY

Payable to brokers	$6,496	$14,889
Income taxes payable	11,276	3,622
Compensation payable	18,567	19,536
Securities sold short, not yet purchased (a)	17,571	16,419
Accrued expenses and other liabilities (a)	6,293	6,520
Deferred underwriting fee payable (a)	6,125	-
Liabilities of discontinued operations	-	2,100
Sub-total	66,328	63,086

Redeemable noncontrolling interests (a)	206,828	50,385

Total equity	901,389	897,435

Total liabilities and equity	$1,174,545	$1,010,906

(a) Includes amount related to consolidated variable interest entities ("VIE's") and voting interest entities ("VOE's").

Table II

ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Three months ended Dec 31,		Year ending Dec 31,
	2020	2019	2020	2019

Investment advisory and incentive fees	$11,864	$13,949	$18,288	$22,148
Other revenues	145	45	695	57
Total revenues	12,009	13,994	18,983	22,205

Compensation costs	11,031	13,523	19,436	23,810
Other operating expenses	2,493	829	8,915	5,942
Total expenses	13,524	14,352	28,351	29,752

Operating loss before management fee	(1,515)	(358)	(9,368)	(7,547)

Investment gain	71,635	18,408	36,864	60,766
Interest and dividend income from GAMCO	2,635	61	2,812	241
Interest and dividend income, net	1,329	3,544	5,683	12,757
Shareholder-designed contribution	-	(3,281)	(3,007)	(3,281)
Investment and other non-operating income, net	75,599	18,732	42,352	70,483

Income before management fee and income taxes	74,084	18,374	32,984	62,936
Management fee	3,101	1,754	3,101	5,713
Income before income taxes	70,983	16,620	29,883	57,223
Income tax expense	18,231	4,563	9,374	12,627
Income from continuing operations, net of tax	52,752	12,057	20,509	44,596
Income/(loss) from discontinued operations, net of taxes	-	251	(632)	(1,890)
Income before noncontrolling interests	52,752	12,308	19,877	42,706
Income attributable to noncontrolling interests	1,633	1,286	1,061	3,518
Net income attributable to Associated Capital Group, Inc.	$51,119	$11,022	$18,816	$39,188

Net income/(loss) per share attributable to Associated Capital Group, Inc.:
Basic- Continuing operations	$2.29	$0.48	$0.87	$1.82
Basic- Discontinued operations	-	0.01	(0.03)	(0.08)
Basic - Total	$2.29	$0.49	$0.84	$1.74

Diluted- Continuing operations	$2.29	$0.48	$0.87	$1.82
Diluted - Discontinued operations	-	0.01	(0.03)	(0.08)
Diluted - Total	$2.29	$0.49	$0.84	$1.74

Weighted average shares outstanding:
Basic	22,304	22,487	22,369	22,534
Diluted	22,304	22,487	22,369	22,534

Actual shares outstanding - end of period	22,274	22,475	22,274	22,475

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, and a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Form 10 and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.